Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2002 relating to the financial statements and financial statement schedules, which appears in Commonwealth Telephone Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/  PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 11, 2002


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